Exhibit 10.1

2017 Additional Definition
Under
Lands’ End, Inc. Annual Incentive Plan
(As Amended and Restated)

Corporate Post-Incentive Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, adjusted for depreciation, amortization, gains/(losses) on sales of assets. In addition, in determining AIP financial goal achievement, the Compensation Committee shall adjust either the performance target or actual results to reflect the following occurrences affecting the Company during the performance period:

•	the effects of currency fluctuations in comparison to plan currency rates

•	gains or losses from litigation, claim judgments, or regulatory proceedings including product recalls or legal and insurance settlements that, in each case, individually exceed $500,000

•	the effect of changes in laws, regulations, or accounting principles, methods or estimates

•	write down or impairment of assets

•
the gain or loss from the sale or discontinuance of a business segment, division, or unit, and the planned, unrealized Corporate Post-Incentive Adjusted EBITDA for this business segment, division, or unit

•	results from an unplanned acquired business and costs related to the unplanned acquisition

•	restructuring and workforce severance costs pursuant to a plan approved by the board and CEO

•	the impact of the unplanned termination or loss of store leases

•	extraordinary items as defined by accounting principles generally accepted in the United States (GAAP)